Exhibit 99.77Q3 CERT To Form N-SAR

Registrant Name: Fidelity Charles Street Trust

File Number: 811-3221

Registrant CIK Number: 0000354046

(a)(i) The President and Treasurer and the Chief Financial Officer have concluded that the Fidelity Charles Street Trust's disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) provide reasonable assurances that material information relating to the Fidelity Charles Street Trust is made known to them by the appropriate persons, based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of this report.

(a)(ii) There were no significant changes in Fidelity Charles Street Trust's internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation referenced in (a)(i) above.

(a)(iii) Certifications:

I, Maria Dwyer, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Charles Street Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
    presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 27, 2002

/s/Maria Dwyer
Maria Dwyer

President and Treasurer

I, Timothy F. Hayes, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Charles Street Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
    presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 27, 2002

/s/Timothy F. Hayes
Timothy F. Hayes

Chief Financial Officer

Exhibit 77Q3-2

Registrant Name: Fidelity Charles Street Trust

File Number: 811-3221

Registrant CIK Number: 0000354046

Item 15

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, additional information on custodian and subcustodian arrangements of each applicable Series of the Trust is set forth below.

Trust/Fund	Series
FIDELITY ASSET MANAGER	2
FIDELITY ASSET MANAGER: GROWTH	3
FIDELITY ASSET MANAGER: INCOME	5
FIDELITY ASSET MANAGER: AGGRESSIVE	8

Country	Foreign Subcustodian

Cyprus	The Cyprus Popular Bank Ltd

Venezuela	Citibank, N.A., Caracas

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Ltd., Lusaka

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare
Trust/Fund	Series
Fidelity Spartan Investment Grade Bond Fund	6

Country	Foreign Subcustodian

Zambia	Barclays Bank of Zambia Ltd., Lusaka

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare